UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20. 2013

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota 57075
(Address of principal executive offices)

(605) 483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On May 20, 2013, Dakota Ethanol, L.L.C. the wholly owned subsidiary of Lake Area Corn Processors, LLC (the "Company") entered into a new comprehensive credit facility with Farm Credit Services of America ("FCSA"). The FCSA credit facility replaces our prior loans with First National Bank of Omaha.

The FCSA loan is comprised of a $10 million revolving operating line of credit (the "Operating Line") and a $5 million revolving term commitment (the "Term Revolver").

The Operating Line has a two year term which matures on May 31, 2015. The total amount that we can draw on the Operating Line is restricted by a formula based on the amount of inventory, receivables and equity we have in certain CBOT futures positions. Interest on the Operating Line accrues at the one month London Interbank Offered Rate ("LIBOR") plus 3.1%. There is a fee of 0.25% on the portion of the Operating Line that we are not using, which is billed quarterly.

The Term Revolver has a five year term which matures on May 31, 2018. We can use the Term Revolver for draws required to maintain compliance with our working capital requirements, funding approved capital expenditures and funding approved investments in other ethanol production facilities. Interest on the Term Revolver accrues at the one month London Interbank Offered Rate ("LIBOR") plus 3.35%. There is a a fee of 0.35% on the portion of the Term Revolver that we are not using, which is billed quarterly.

We are required to maintain working capital, which is current assets minus current liabilities, of $5 million. We can make cash distributions to our members provided our working capital remains in excess of $9 million and we are in compliance with our other loan covenants. We can make capital expenditures up to $2 million per year and investments up to $1 million per year without approval from FCSA. We can have subordinated loans up to $1 million at any time without lender approval and we can have operating and capitalized leases with payments up to $100,000 per year, not including our railcar leases.

We are required to make a $1,000 investment in FCSA and we will be eligible to receive dividends from FCSA.

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2013 Annual Members' Meeting

On May 21, 2013, Lake Area Corn Process, LLC ("LACP") held its 2013 annual members' meeting (the "Annual Meeting") to vote on the election of two managers whose terms were scheduled to expire in 2013.

Proposal One: Election of Managers

Rick Kasperson and Dave Wolles were elected by a plurality vote of the members to serve terms which will expire in 2016. The votes for the nominee managers were as follows:

Nominee Managers	For	Withhold
Rick Kasperson	182	3
Dave Wolles	178	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	May 22, 2013	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer